UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 20, 2011

Hines Global REIT, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Advisory Agreement

On September 20, 2011, Hines Global REIT, Inc. and its subsidiary, Hines Global REIT Properties LP, (together, the “Company”) entered into the Second Amendment to Advisory Agreement (the “Second Amendment”) with Hines Global REIT Advisors, LP (the “Advisor”), an affiliate of Hines Interests Limited Partnership.  The Second Amendment extends the term of the Advisory Agreement, dated as of August 3, 2009, between the Company and the Advisor, from September 30, 2011 to September 30, 2012 and provides for reimbursement of certain costs incurred by the Advisor in relation to the Company’s international investments. A copy the Second Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits-

10.1 Second Amendment to Advisory Agreement among Hines Global REIT Advisors LP, Hines Global REIT Properties LP, and Hines Global REIT, Inc., dated September 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

September 26, 2011	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
10.1	Second Amendment to Advisory Agreement among Hines Global REIT Advisors LP, Hines Global REIT Properties LP, and Hines Global REIT, Inc., dated September 20, 2011